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                                                                      Exhibit 23


Consent of Independent Certified Public Accountants


Board of Directors
Smith-Midland Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 20, 2001, relating to the consolidated financial statements of Smith-Midland Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.



                                         BDO Seidman, LLP

Richmond, Virginia
March 30, 2001